                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. [ ])

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement              |_| CONFIDENTIAL,  FOR USE OF
                                                  THE  COMMISSION  ONLY (AS
                                                  PERMITTED BY RULE 14A-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                          HANDHELD ENTERTAINMENT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:
                                        $-----------------------

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     (5)  Total fee paid:
                                        $-----------------------

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|_| Fee paid previously with preliminary materials.

|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

                          HANDHELD ENTERTAINMENT, INC.

                          539 Bryant Street, Suite 403
                             San Francisco, CA 94107
                            Telephone: (415) 495-6470
                               Fax: (415) 495-7708

                                               June 23, 2006

Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Handheld Entertainment, Inc. (the "Company") on Friday, July 7, 2006 at 10:00
a.m. at the Company's headquarters, 539 Bryant Street, Suite 403, San Francisco,
California 94107. The accompanying formal Notice of Special Meeting of
Stockholders and Proxy Statement contain the items of business expected to be considered and acted upon at the meeting.

         We hope you will be able to attend this Special Meeting, but if you cannot, it is important that your shares be represented at the meeting. Thus,
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SIGN AND
RETURN THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET AT YOUR
EARLIEST CONVENIENCE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. If
you so desire, you can withdraw your proxy and vote in person at the meeting.

         We welcome the opportunity to share our thoughts about the Company with our stockholders at this meeting and look forward to your questions and comments.

                                         Sincerely,

                                         /s/ Jeffrey D. Oscodar
                                         Jeffrey D. Oscodar
                                         President and Chief Executive Officer

                          HANDHELD ENTERTAINMENT, INC.

                          539 Bryant Street, Suite 403
                             San Francisco, CA 94107
                            Telephone: (415) 495-6470
                               Fax: (415) 495-7708

                           ---------------------------

                            NOTICE OF SPECIAL MEETING
                                 OF STOCKHOLDERS

                             TO BE HELD JULY 7, 2006

                           ---------------------------

         Notice is hereby given that a Special Meeting of Stockholders of
Handheld Entertainment, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time on July 7, 2006 at the Company's headquarters, 539
Bryant Street, Suite 403, San Francisco, California 94107 to consider and act upon the following items of business:

1. To authorize the Company to effect up to a 1-for-1.45 reverse stock split of the Company's common stock; and

2. To transact such other business that may properly come before the Special
Meeting or any adjournments thereof.

         All of the above matters are more fully described in the accompanying
Proxy Statement.

         Only stockholders of record of the Company at the close of business on
May 25, 2006 will be entitled to receive notice of and to vote at the Special
Meeting or any adjourned session. A list of all stockholders of record as of the record date will be open for inspection at the meeting.

         The accompanying Proxy Statement is being mailed to the stockholders on or about June 23, 2006.

                                            By Order of the Board of Directors

                                            /s/ William Bush
                                            William Bush
                                            Assistant Secretary

San Francisco, CA
June 23, 2006

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO
ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD
OR VOTE BY TELEPHONE OR OVER THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE
REPRESENTED AT THIS MEETING AND TO ENSURE A QUORUM. NO POSTAGE IS REQUIRED IF
MAILED IN THE UNITED STATES USING THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE
MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES. PROXIES CAN ALSO BE
REVOKED BY SUBMITTING A NEW PROXY WITH A LATER DATE OR BY DELIVERING WRITTEN
INSTRUCTIONS TO THE SECRETARY OF THE COMPANY.

         WHEN COMPLETING YOUR PROXY CARD, PLEASE SIGN YOUR NAME AS IT APPEARS
PRINTED. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
GUARDIAN, PLEASE GIVE YOUR FULL TITLE. A PROXY EXECUTED BY A CORPORATION MUST BE
SIGNED BY AN AUTHORIZED OFFICER.

                          HANDHELD ENTERTAINMENT, INC.
                                539 Bryant Street
                             San Francisco, CA 94107
                              Phone: (415) 495-6470
                               Fax: (415) 495-7708

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 7, 2006

                           ---------------------------

         This Proxy Statement and accompanying form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of
Handheld Entertainment, Inc., a Delaware corporation (the "Company"), for the
Special Meeting of Stockholders of the Company (the "Special Meeting") to be
held at the Company's headquarters, 539 Bryant Street, Suite 403, San Francisco,
California 94107 on Friday, July 7, 2006 at 10:00 a.m. local time or at any adjournments thereof.

         At the Special Meeting, stockholders will be asked: (1) to authorize the Company to effect up to a 1-for-1.45 reverse stock split of the Company's common stock ("Common Stock"); and (2) to transact such other business that may properly come before the Special Meeting or any adjournments thereof.

GENERAL

         The enclosed proxy is solicited by the Board of Directors of the
Company (the "Board") for the purposes set forth in the Notice of Special
Meeting of Stockholders. The solicitation is being made by mail and we may also use our officers, employees and consultants to solicit proxies from stockholders either in person or by telephone, facsimile, e-mail or letter, without additional compensation. We will pay the cost for solicitation of proxies, including preparation, assembly and mailing this Proxy Statement and proxy. Such costs normally include charges from brokers and other custodians, nominees and fiduciaries for the distribution of proxy materials to the beneficial owners of our Common Stock. The approximate mailing date of this Proxy Statement and
Notice of Special Meeting and form of proxy is June 23, 2006.

         Pursuant to a vote of the Board, each stockholder of record at the close of business on May 25, 2006 (the "record date"), is entitled to notice of and vote at the Special Meeting. As of the close of business on the record date, we had 14,836,454 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date entitles the holder thereof to one vote.
Consistent with Delaware law and as provided under our By-laws, the holders of shares entitled to cast a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of our outstanding
Common Stock is required to approve the reverse stock split under Proposal 1.

JUDGES OF ELECTION

         Votes cast by proxy or in person at the Special Meeting will be tabulated by persons appointed by our Board to act as Judges of Election for the meeting, as provided by our By-laws. The Judges of Election will count the total number of votes cast for approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares represented at the Special Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes are treated as votes against the authorization of the reverse stock split.

TELEPHONE AND INTERNET VOTING

         Registered stockholders can vote their shares via a toll-free telephone call from the U.S. and Canada or the internet in addition to mailing their signed proxy card or voting in person. The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the internet are set forth on the enclosed proxy card. Stockholders who hold their shares in street name will need to contact their broker or other nominee to determine whether they will be able to vote by telephone or electronically.

PROXIES

         Proxies returned to us or our transfer agent, American Stock Transfer &
Trust Company ("Transfer Agent"), and properly executed will be voted in accordance with the stockholders' instructions. You specify your choice by appropriately marking the enclosed proxy card. Brokers holding shares for the account of their clients may vote such shares in the manner directed by their clients.

         Any proxy which is timely signed and returned with no other markings will be voted in accordance with the recommendation of our Board. The proxies also give our Board discretionary authority to vote the shares represented thereby on any matter which was not known as of the date of this Proxy Statement and is properly presented for action at the Special Meeting.

         The execution of a proxy will in no way affect your right to attend the
Special Meeting and vote in person. You have the right to revoke your proxy prior to the Special Meeting by giving notice to our Corporate Secretary, Garret
Cecchini, at our executive offices. You may also complete and submit a new proxy prior to the Special Meeting or you may revoke a previously submitted proxy at the Special Meeting by giving notice to our Secretary at the Special Meeting.

         For convenience in voting your shares on the enclosed proxy card, we have enclosed a postage-paid return envelope to our Transfer Agent, who will assist in tabulating the stockholder vote.

         Our mailing address is 539 Bryant Street, Suite 403, San Francisco,
California 94107. Our telephone number is (415) 495-6470, and facsimile number is (415) 495-7708.

                                 PROPOSAL NO. 1

                         APPROVAL OF REVERSE STOCK SPLIT

         Our Board has recommended that the stockholders approve a proposal to permit us to amend our Certificate of Incorporation to effect a reverse stock split of the Common Stock at a specific ratio to be determined by the Board within twelve months from the Special Meeting. If our stockholders approve this proposal, the Board will have the sole discretion to elect, as it determines to be in our best interests, whether or not to effect the reverse stock split and, if so, the specific ratio to be used, and the exact timing of the reverse stock split. Upon implementation of the reverse stock split, a number of shares of outstanding Common Stock, up to 1.45 shares, will be automatically converted into one share of Common Stock.

         In deciding whether to implement the reverse stock split and the ratio to be used, the Board will consider, among other things, (i) the market price of our Common Stock at such time, (ii) the number of shares that will be outstanding after the split, (iii) the stockholders' equity at such time, (iv)
the shares of Common Stock available for issuance in the future, and (v) the nature of our operations. The reverse stock split would only become effective upon filing a Certificate of Amendment to our Certificate of Incorporation (the
"Certificate of Amendment"). The form of Certificate of Amendment to effect the reverse stock split is attached to this Proxy Statement as Annex A and the following discussion is qualified in its entirety by the full text of the
Certificate of Amendment.

                                      -2-

PURPOSES OF THE REVERSE STOCK SPLIT

         We have applied to list our Common Stock on The Nasdaq Capital Market.
The listing standards of The Nasdaq Capital Market require stocks to have minimum bid price of $4.00 per share at the time of their initial listing.
Because our stock has traded near $4.00 per share recently, our stock price could trade below the $4.00 per share level and could remain at that level for any number of reasons, many of which are beyond our control, and an increase in stock price that could result from a reverse stock split would substantially reduce the risk that Nasdaq would reject our application to list our Common
Stock.

         The Board also believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our Common
Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.
The Board believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above.
Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

         The Board believes that stockholder approval of a range of exchange ratios (rather than a fixed exchange ratio) provides us with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board's determination that a reverse stock split would be in our best interests at that time. If the Board were to effect a reverse stock split, the
Board would set the timing for such a split and select the specific ratio within the range set forth herein. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If stockholders approve the proposal, and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects. If the Board does not implement the reverse stock split within 12 months from the Special Meeting, the authority granted in this proposal to implement the reverse stock split will terminate.
The Board reserves its right to elect not to proceed, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

POTENTIAL RISKS OF THE REVERSE STOCK SPLIT

         If the Board were to effect a reverse stock split, there can be no assurance that the bid price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. For example, based on the closing price on the OTC
Bulletin Board of our Common Stock on June 21, 2006 of $4.00 per share, if the
Board decided to implement a reverse stock split at a ratio of 1-for-1.2, there can be no assurance that the post-split market price of our Common Stock would be $4.80 or greater. Accordingly, the total market capitalization of our Common
Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

         Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

                                      -3-

PRINCIPAL EFFECTS OF A REVERSE STOCK SPLIT

         Common Stock

         Our Common Stock is currently registered under Section 12(g) of the
Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. No reverse stock split within the range of ratios proposed will affect the registration of our Common Stock under the
Exchange Act. Our Common Stock is currently quoted on the OTC Bulletin Board under the symbol "HNDH." We are currently applying to have our Common Stock listed on The Nasdaq Capital Market or a national securities exchange. The reverse stock split would be implemented to enable us to comply with certain listing requirements relating to the price of our Common Stock.

         After the effective date of any reverse stock split, each stockholder will own fewer shares of our Common Stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the reverse stock split other than as a result of the payment of cash in lieu of fractional shares.
Further, the number of stockholders of record will not be affected by the reverse stock split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the reverse stock split, as discussed below.

         A reverse stock split is likely to result in some stockholders owning
"odd-lots" of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares. A reverse stock split would not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common
Stock would increase.

         These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common
Stock for such purposes, other than in connection with our currently contemplated underwritten public offering.

         This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of
Common Stock that would become available for issuance if a reverse stock split is effected could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.
For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the
Company, and the proposal was not adopted to thwart any such efforts.

         The following table depicts, by way of example, the potential effects of the reverse stock split, assuming exchange ratios within the 1-for-1.2 to
1-for-1.45 range, upon the number of shares of Common Stock outstanding, the number of shares of Common Stock reserved for future issuance and the number of authorized but unissued shares of Common Stock that would be available for issuance after the reverse stock split at each given ratio. As discussed above, the number of shares of Common Stock authorized for issuance under our
Certificate of Incorporation would remain unaffected by the reverse stock split.
Although the following table sets forth various reverse stock split ratios, the
Board may choose any ratio within the authorized range.

                                      -4-

----------------------------------------------------------------------------------------------------------------------
                                                                    SHARES RESERVED FOR       SHARES AVAILABLE FOR
  REVERSE STOCK SPLIT RATIO        COMMON STOCK OUTSTANDING              ISSUANCE                    ISSUANCE
----------------------------------------------------------------------------------------------------------------------

    As of the record date                 14,836,454                      543,589                   34,619,957
 ---------------------------------------------------------------------------------------------------------------------
          1-for-1.1                     13,487,685 (1)                  494,172 (2)                 36,018,143
----------------------------------------------------------------------------------------------------------------------
          1-for-1.25                    11,869,163 (1)                  434,871 (2)                 37,695,966
----------------------------------------------------------------------------------------------------------------------
          1-for-1.45                    10,232,037 (1)                  374,889 (2)                 39,393,074
----------------------------------------------------------------------------------------------------------------------

(1)    Represents the total number of shares of Common Stock outstanding after the reverse stock split, but without giving effect to any changes resulting from the payment of cash in lieu of fractional shares.

(2)    Represents the total number of shares of Common Stock reserved for issuance pursuant to stock option plans, employee stock purchase plan and warrants, but without giving effect to any changes resulting from the payment of cash in lieu of fractional shares.

         Options and Warrants

         In addition, all outstanding options and warrants to purchase shares of our Common Stock would be adjusted as a result of any reverse stock split, as required by the terms of those securities. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

         Fractional Shares

         No fractional shares of our Common Stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio will, upon surrender to the exchange agent of the certificates representing such fractional shares, be entitled to receive cash in an amount equal to the fair market value of any such fractional shares as described below.

         In lieu of issuing fractional shares, we may either: (i) directly pay each stockholder who would otherwise be entitled to receive a fractional share an amount in cash equal to the average closing stock price of our Common Stock, as quoted on the OTC Bulletin Board, for the last ten (10) trading days immediately prior to the day the reverse stock split becomes effective, multiplied by the fractional share amount, or (ii) elect to round fractions up to the nearest whole share.

         Implementation and Exchange of Stock Certificates

         If our stockholders approve this proposal and our Board decides to effectuate a reverse stock split, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State. The reverse stock split will become effective at the time specified in the amendment, which we expect to be the next business day after the filing of the amendment, and which we refer to as the effective date.

         As of the effective date of the reverse stock split, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

                                      -5-

         Our transfer agent, American Stock Transfer & Trust Company, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

NO APPRAISAL RIGHTS

         In connection with the approval of the reverse stock split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Delaware law or our Certificate of Incorporation or bylaws.

TAX CONSEQUENCES

         The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the reverse stock split. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

         Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

         A stockholder who receives cash in lieu of a fractional share that would otherwise be issued in the reverse stock split will be deemed for federal income tax purposes to have first received the fractional share, with a basis and holding period determined in accordance with the foregoing paragraph. The stockholder will then be deemed to have sold that fractional share back to the
Company for the cash actually received. The receipt of cash in the deemed sale of a fractional share will result in a taxable gain or loss equal to the difference between the amount of cash received and the holder's adjusted federal income tax basis in the fractional share. Gain or loss will generally be a capital gain or loss. Capital gain of a noncorporate United States holder is generally taxed at a lower rate than other income where the property has a holding period of more than one year. Deduction of capital losses are subject to limitation.

         We should not recognize any gain or loss as a result of the reverse stock split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of the holders of a majority of our outstanding
Common Stock is required to approve this proposal. OUR BOARD RECOMMENDS A VOTE
"FOR" THE REVERSE STOCK SPLIT.

                                      -6-

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the number of shares of our Common Stock beneficially owned on the record date by:

o        each person who is known by us to beneficially own 5% or more of our
         Common Stock;
o        each of our directors;
o        each of our chief executive officer and all other executive officers who received total annual salary and bonus in excess of $100,000 during fiscal year 2005; and
o        all of our directors and named executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is 539 Bryant Street, Suite 403, San Francisco, CA 94107.

                    NAME AND ADDRESS OF                           NUMBER OF SHARES
                     BENEFICIAL OWNER                          BENEFICIALLY OWNED (1)       PERCENTAGE OF CLASS (2)
-----------------------------------------------------------    ----------------------       -----------------------

5% STOCKHOLDERS:
David N. Baker                                                      1,095,904(3)                     7.4%
41 Sutter Street
San Francisco, CA  94104

Goldpine Partners, LLC (11)                                         1,009,747(4)                     6.8%
1129 State Street, Suite 6
Santa Barbara, CA 93101

Joseph Abrams                                                        805,456(4)                      5.4%
131 Laurel Grove Avenue
Kentfield, CA  94904

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Jeff Oscodar                                                         935,510 (5)                     5.9%
Tim Keating                                                          292,500 (6)                     1.9%
Garrett Cecchini                                                     719,000 (7)                     4.8%
Carl Page                                                           3,480,152 (8)                   23.5%
Greg Sutyak                                                          310,000 (9)                     2.0%
Bill Keating                                                         292,500 (6)                     1.9%
Geoff Mulligan                                                      379,000 (10)                     2.6%
Nathan Schulhof                                                           0                            0
All officers and directors as a group (8 persons)                     6,408,662                     37.5%
                                                                 (5)(6)(7)(8)(9)(10)

------------------

(1)      Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of Common Stock exercisable within 60 days. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)      Based upon 14,836,454 shares of Common Stock outstanding on the record date and including, with respect to each individual holder, rights to acquire Common Stock exercisable within 60 days.

                                      -7-

(3)      Based on a Schedule 13G filed by Mr. Baker with the SEC on February 27,
         2006, as amended on June 23, 2006. Includes 280,455 shares held by the
         David N. Baker Alaska Trust and 175,000 shares held by Core Fund, L.P.
         Mr. Baker is the managing principal of Core Fund Management, L.P., which is the general partner of Core Fund, L.P., and therefore has sole voting and dispositive power with respect to the shares held by Core
         Fund, L.P.

(4)      Based on a Schedule 13G filed by Mr. Abrams with the SEC on February
         27, 2006, as amended on June 14, 2006.

(5)      Includes 935,510 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(6)      Includes 292,500 shares issuable upon exercise of outstanding warrants that are currently exercisable or will become exercisable within 60 days. A warrant to purchase 585,000 shares was initially issued to
         Nekei Consulting, LLC, and entity controlled by Tim and Bill Keating.
         The beneficial ownership of that warrant was split equally between Tim and Bill Keating.

(7)      Includes 295,000 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(8)      Based on a Schedule 13D filed by Mr. Page with the SEC on April 6,
         2006, as amended on May 18, 2006. Includes 65,000 shares issuable upon exercise of outstanding options and 60,000 shares issuable upon exercise of outstanding warrants that are currently exercisable or will become exercisable within 60 days.

(9)      Includes 310,000 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(10)     Shares are jointly held by Mr. Mulligan and his wife.

(11)     Leonard Himelsein is the managing member of Goldpine Partners, LLC and thus has investment and voting control over the shares owned by
         Goldpine Partners, LLC.

                                  OTHER MATTERS

         It is not expected that any matters other than those in the Notice of
Special Meeting, as described in this Proxy Statement, will be brought before the Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxies in accordance with the discretion of the persons named in such proxy.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Stockholders wishing to communicate with the Company's Board as a whole or with certain directors, including committee chairpersons or the Chairman of the Board, individually, may do so by writing the Corporate Secretary at the
Company's headquarters at 539 Bryant Street, Suite 403, San Francisco,
California 94102. Each stockholder communication should include an indication of the submitting stockholder's status as a stockholder of the Company and eligibility to submit such communication. Each such communication will be received for handling by the Corporate Secretary, who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder and content of the subject communication. The
Corporate Secretary also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Board, or a committee the Board designates, will review all stockholder communications received on a periodic basis. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

                                      -8-

                              STOCKHOLDER PROPOSALS

         All stockholder proposals intended to be submitted at the Company's next annual meeting of stockholders must be received by the Secretary of the
Company on or before the date to be specified in the Company's Form 10-QSB, which date shall be a reasonable time before we begin to print and mail our proxy materials for such meeting, in order to be considered for inclusion in the
Company's proxy materials for such meeting.

         The Company's By-Laws provide that notice of a nomination by a stockholder with respect to the election of directors at our annual meeting must contain the information specified in the By-Laws and must be received by the
Company's Corporate Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting or in the event the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities
Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the SEC. You may inspect and request copies (at prescribed rates) of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC's office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549, at the SEC's
Regional Office at Room 1102, Jacob K. Javits Federal Building, 26 Federal
Plaza, New York, NY 10278 and at the SEC's Regional Office at 44 Montgomery
Street, Suite 1100, San Francisco, CA 94101. Our reports, proxy statements and other information can also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                      -9-

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                          HANDHELD ENTERTAINMENT, INC.

         Handheld Entertainment, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"),

DOES HEREBY CERTIFY:

         1. That the Certificate of Incorporation of the Corporation be amended by inserting the following text at the end of Article Fourth thereof so that such text shall be and read as follows:

                  "C. Reverse Stock Split. Each [X*] issued and outstanding
                  share of Common Stock as of the date and time immediately
                  preceding the filing of this Certificate of Amendment (the
                  "Split Effective Date"), shall be combined and converted
                  automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock. In lieu of any
                  fractional shares to which a holder would otherwise be
                  entitled, the Corporation shall [pay cash equal to such
                  fraction multiplied by the fair market value of one share
                  (equal to the average of the closing prices for a share of
                  Common Stock for the last ten (10) trading days immediately prior to the Split Effective Date)] [round up to the next
                  whole share]. Each holder of record of a certificate which immediately prior to the Split Effective Date represents
                  outstanding shares of Common Stock (the "Old Certificates")
                  shall be entitled to receive upon surrender of such Old
                  Certificates to the Corporation's transfer agent for
                  cancellation, a certificate (the "New Certificates")
                  representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old
                  Certificates so surrendered are exchangeable [plus a cash
                  payment in place of the fractional share equal to the fair market value of the fractional share] [rounded up to the next whole share of Common Stock]. From and after the Split
                  Effective Date, Old Certificates shall represent only the
                  right to receive New Certificates pursuant to the provisions hereof."

         2. That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the General
Corporation Law of the State of Delaware, setting forth the above-mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.

         3. That at a Special Meeting of Stockholders of the Corporation, duly called and held, said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining the affirmative vote of a majority of the outstanding shares of Common Stock of the
Corporation.

         IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of
Incorporation has been signed by the Chief Executive Officer of the Corporation this ____ day of __________, 2006.

HANDHELD ENTERTAINMENT, INC.

By:   ______________________________
      Jeffrey D. Oscodar
      President & Chief Executive Officer

  *   X shall be a number between 1.0 to 1.45, as determined by the Board.

                                      -10-

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          HANDHELD ENTERTAINMENT, INC.

                     PROXY - SPECIAL MEETING OF STOCKHOLDERS
                                  JULY 7, 2006

         The undersigned hereby appoints Jeffrey D. Oscodar and William J. Bush, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of
Handheld Entertainment, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the
Company's headquarters, 539 Bryant Street, Suite 403, San Francisco, California
94107, on July 7, 2006, at 10:00 a.m. local time, or at any adjournment thereof.

         The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Special Meeting and Proxy
Statement, both dated June 23, 2006.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO APPROVE THE REVERSE STOCK SPLIT.

1. To authorize the Company to effect up to a 1-for-1.45 reverse stock split of the Company's common stock.

              FOR [___]         AGAINST [___]          ABSTAIN [___]

NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a corporation gives a proxy, an authorized officer should sign it.

Signature:                                             Date:
           -------------------------------------            --------------

Signature:                                             Date:
           -------------------------------------            --------------

                                      -11-